                                    BYLAWS

                                      OF

                        ADVANCED NUTRACEUTICALS, INC.,
                              a Texas corporation

                         ADVANCED NUTRACEUTICALS, INC.
                                    BYLAWS

                               Table of Contents
                               -----------------


ARTICLE ONE - Capital Stock..............................................   1

     Section 1   Certificates Representing Shares........................   1
     Section 2   Shareholders of Record..................................   1
     Section 3   Transfer of Shares......................................   1

ARTICLE TWO - Meetings of Shareholders...................................   2

     Section 1   Place of Meetings.......................................   2
     Section 2   Annual Meetings.........................................   2
     Section 3   Special Meetings........................................   2
     Section 4   Notice of Meeting.......................................   2
     Section 5   Conduct of Meetings.....................................   3
     Section 6   Closing of Share Transfer Records and Record Date.......   3
     Section 7   Voting List.............................................   3
     Section 8   Quorum..................................................   3
     Section 9   Adjournments............................................   3
     Section 10  Proxies.................................................   4
     Section 11  Voting of Shares........................................   4
     Section 12  Voting of Shares by Certain Holders.....................   4
     Section 13  Inspectors of Election..................................   5

ARTICLE THREE - Directors................................................   5

     Section 1   Number, Tenure, and Qualifications......................   5
     Section 2   Vacancies...............................................   5
     Section 3   Place of Meeting........................................   6
     Section 4   Annual and Regular Meetings.............................   6
     Section 5   Special Meetings........................................   6
     Section 6   Quorum..................................................   6
     Section 7   Compensation............................................   6
     Section 8   Removal.................................................   6
     Section 9   Conduct of Meetings.....................................   7

ARTICLE FOUR - Officers..................................................   7

     Section 1   Officers................................................   7
     Section 2   Vacancies...............................................   7
     Section 3   Removal.................................................   7
     Section 4   Powers and Duties of Officers...........................   7
     Section 5   Chairman of the Board...................................   8
     Section 6   President...............................................   8
     Section 7   Vice President..........................................   8

                         ADVANCED NUTRACEUTICALS, INC.
                                    BYLAWS

                         Table of Contents (Continued)
                         -----------------------------

     Section 8   Secretary...............................................   8
     Section 9   Treasurer...............................................   8
     Section 10  Additional Officers and Titles..........................   8
     Section 11  Securities of Other Corporations........................   9
     Section 12  Delegation of Authority.................................   9

ARTICLE FIVE - Committees................................................   9

     Section 1   Committees of Directors.................................   9
     Section 2   Other Committees........................................   9
     Section 3   Term of Office..........................................  10
     Section 4   Chairman................................................  10
     Section 5   Vacancies...............................................  10
     Section 6   Quorum..................................................  10
     Section 7   Rules...................................................  10

ARTICLE SIX - Miscellaneous Provisions...................................  10

     Section 1   Amendments..............................................  10
     Section 2   Waiver..................................................  10
     Section 3   Resignations............................................  10
     Section 4   Seal....................................................  10
     Section 5   Fiscal Year.............................................  11

                                    BYLAWS
                                      OF
                         ADVANCED NUTRACEUTICALS, INC.
                   (herein referred to as the "Corporation")


                                  ARTICLE ONE
                                  -----------

                                 Capital Stock
                                 -------------

     Section 1.  Certificates Representing Shares.  The Corporation shall
     ---------   --------------------------------
deliver certificates representing shares to which shareholders are entitled in such form as shall be approved by the Board of Directors, or the Corporation may issue uncertificated shares in accordance with the requirements of the Texas Business Corporation Act. Each certificate shall bear on its face the statement that the Corporation is organized in Texas, the name of the shareholder to whom the certificate is being issued, the name of the Corporation, the number, class, and series of shares issued, and the par value or a statement that the shares are without par value. Certificates for shares of the Corporation shall be issued only when consideration for the shares has been fully paid. Such certificates shall be signed by the President or a Vice President and the Secretary or any Assistant Secretary, or such other officer or officers as may be determined by the Board of Directors, and may be sealed with the seal of the Corporation of a facsimile thereof. Where any such certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signature of the authorized officer or officers may be facsimiles, engraved, or printed. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issuance. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.

     Section 2.  Shareholders of Record.  The Board of Directors of the
     ---------   ----------------------
Corporation may appoint one or more transfer agents or registrars of any class of stock of the Corporation. Unless and until such appointment is made, the Secretary shall maintain, among other records, a stock transfer book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issues or from transfer. The names and addresses of shareholders as they appear on the stock transfer book shall be the official list of shareholders of record of the Corporation for all purposes. The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including, without limitation, a purchaser, assignee, or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

     Section 3.  Transfer of Shares.  The shares of the Corporation shall be
     ---------   ------------------
transferable on the stock transfer book of the Corporation by the holder of record thereof, or such holder's duly authorized attorney or legal representative, upon endorsement and surrender for cancellation of the certificates representing such shares. All certificates surrendered for transfer shall be cancelled and no new certificate shall be issued until a former certificate or certificates for a like number of shares shall have been surrendered and cancelled, except that in the new case of a lost, destroyed, or mutilated certificate, a new certificate may be issued therefor upon such conditions for the protection of the Corporation and any transfer agent or registrar as the Board of Directors of the Secretary may prescribe. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner's legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

                                  ARTICLE TWO
                                  -----------

                           Meetings of Shareholders
                           ------------------------

     Section 1.  Place of Meetings.  All meetings of shareholders shall be held
     ---------   -----------------
at such place within or without the State of Texas as may be designated by the Board of Directors or officer calling the meeting. If no designation is so made, meetings of the shareholders shall be held at the principal office of the Corporation.

     Section 2.  Annual Meeting.  Unless otherwise determined by the Board of
     ---------   --------------
Directors, the annual meeting of the shareholders shall be held on the third Tuesday in the fourth month after the end of the Corporation's fiscal year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Texas, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Corporation.

     Section 3.  Special Meetings.  Special meetings of the shareholders may be
     ---------   ----------------
called at any time by the President (or by the Chairman of the Board or the Chief Executive Officer, if such officers have been elected), the executive committee (if any exists), or the Board of Directors. Special meetings of shareholders may also be called by the Secretary upon the written request of the holders of at least ten percent of the outstanding stock entitled to be voted as such meeting. Such request shall state the purpose or purposes of such meeting. The Secretary must deliver notice of such meeting within ten days of receipt of such written request.

     Section 4.  Notice of Meeting.  Written notice of all meetings, stating the
     ---------   -----------------
place, date, and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholders at such shareholder's address as it appears on the stock transfer book of the Corporation, with postage thereon prepaid. Notice for an adjourned meeting is not necessary unless the meeting is adjourned for thirty days or more, in which case, notice of the adjourned meeting shall be given as in the case of any special meeting. Any notice required to be given to any shareholder under any provision of the Texas Business Corporation Act, the Articles of Incorporation, or these Bylaws need not be given to the shareholder if the failure to give such notice is permitted pursuant to Article 2.25 of the Texas Business Corporation Act, as amended from time to time, or any successor law applicable thereto.

     Section 5.  Conduct of Meetings.  All meetings of shareholders shall be
     ---------   -------------------
presided over by the Chairman of the Board, if there shall be such an officer, or in the Chairman of the Board's absence, by the Chief Executive Officer, if there shall be such an officer, or in the Chief Executive Officer's absence, by the President, or, if the President is not present, by a chairman chosen at the meeting by the holders of a majority of the voting shares present in person or by proxy. The Secretary or, if the Secretary is not present, a person designated by the chairman, shall act as secretary of the meeting. The chairman of any meeting shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as the chairman may deem appropriate. Unless the chairman of the meeting shall otherwise determine, the precedence of, and procedure on, motions and other procedural matters at the meeting shall be governed by Robert's Rules of Order insofar as those rules are not inconsistent with law, with the Corporation's Articles of Incorporation, or with these Bylaws.

     Section 6.  Closing of Share Transfer Records and Record Date.  The closing
     ---------   -------------------------------------------------
of share transfer records and record date shall be made in accordance with
Article 2.26 of the Texas Business Corporation Act, as amended from time to time, or any successor law applicable thereto.

     Section 7.  Voting List.  The officer or agent having charge of the stock
     ---------   -----------
transfer book of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by, each shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with any requirements of this Section 7 shall not affect the validity of any action taken at such meeting.

     Section 8.  Quorum.  The holders of at least one third of the outstanding
     ---------   ------
shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. Treasury shares, shares of the Corporation's stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of the Corporation's stock held by the Corporation in a fiduciary capacity, shall not be counted in determining the total number of outstanding shares at any given time. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 9.  Adjournments.  If the holders of the amount of shares necessary
     ---------   ------------
to constitute a quorum shall fail to attend any meeting of the shareholders in person or by proxy, then the holders of a majority of the shares entitled to vote, represented in person or by proxy, may adjourn any such meeting from time to time without notice, other than by announcement at the meeting of the time and place at which the meeting with reconvene, until holders of the amount of shares requisite to constitute a quorum shall be present at the particular meeting or at any adjournment thereof, in person or by proxy. The holders of a majority of the shares entitled to vote, represented in person or by proxy, may also adjourn any meeting of the shareholders from time to time and without notice, other than by announcement at the meeting of the time and place at which the meeting will reconvene, until the transaction of any and all business submitted or proposed to be submitted to such meeting or any adjournment thereof shall have been completed. If the adjournment is for more than 60 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting. At any such adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally notified or called.

     Section 10.  Proxies.  At all meetings of the shareholders a shareholder
     ----------   -------
may vote by proxy executed in writing by the shareholder or by such shareholder's duly authorized attorney in fact. Such proxy shall be filed with the Secretary before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. A proxy shall be revocable unless expressly provided therein to be irrevocable and the proxy is coupled with an interest or unless otherwise made irrevocable by law. Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one can be present, then such powers may be exercised by that one; or, if any even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as such proxy is of the proxies representing such shares.

     Section 11.  Voting of Shares.  Except as otherwise provided by law, the
     ----------   ----------------
Articles of Incorporation, or these Bylaws, each shareholder shall have one vote for each share having voting rights registered in such shareholder's name on the books of the Corporation at the time of the closing of the stock transfer books (or at the record date) for such meeting. When a quorum is present at any meeting, the vote of holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any matter submitted to such meeting, unless the matter is one upon which by law, the Articles of Incorporation, or these Bylaws the vote of a greater number is required, in which case the vote of such greater number shall govern and control the decision of such matter; provided, however, that directors shall be elected by a plurality of the votes cast by shareholders entitled to vote in the election of directors at a meeting at which a quorum is present. All voting shall be by oral vote, except that upon the determination of the chairman of the meeting or upon the demand of any qualified voter or such voter's proxy, voting on any question, matter, or business at such meeting shall be by ballot. In the event any business, question, or matter is so voted upon by ballot, then each ballot shall be signed by the shareholder voting or by such shareholder's proxy and shall state the number of shares so voted.

     Section 12.  Voting of Shares by Certain Holders.  Shares standing in the
     ----------   -----------------------------------
name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may authorized, or, in the absence of such authorization, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by such person so long as such shares forming a part of an estate are in the possession and forming a part of the estate served by such person, either in person or by proxy, without a transfer of such shares into such person's name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without transfer of such shares into the trustee's name as trustee. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer of such shares into such receiver's name if authority to vote such shares is contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until such shares have been transferred on the books and records of the Corporation into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Treasure shares, shares of the Corporation's stock owned by another corporation the majority of voting stock of which is owned or controlled by the Corporation, and shares of the Corporation's stock held by the Corporation in a fiduciary capacity, shall not be voted, directly or indirectly, at any meeting.

     Section 13.  Inspectors of Election.  In advance of any meeting of the
     ----------   ----------------------
shareholders, the Board of Directors may appoint one or more inspectors of election. If there is no such appointment made in advance, or if any appointed person refuses or fails to serve, the chairman of the meeting may appoint such inspectors or appoint a replacement for any inspector refusing or failing to serve. Inspectors of election shall determine the number of shares outstanding, voting power of each share, shares represented at the meeting, existence of a quorum, and authenticity, validity, and effect of proxies; shall receive votes, ballots, assents, and consents, and hear and determine all challenges and questions in any way arising in connection with a vote; shall count and tabulate all votes, assents, and consents, and determine and announce results; and do all other acts as may be proper to conduct elections or votes with fairness to all of the shareholders.

                                 ARTICLE THREE
                                 -------------

                                   Directors
                                   ---------

     Section 1.  Number, Tenure, and Qualifications.  The number of directors of
     ---------   ----------------------------------
the Corporation shall be determined from time to time by resolution adopted by a majority of the Board of Directors or by the shareholders (but in no event shall be less than three); provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. If the Board of Directors or shareholders make no such determination, the number of directors shall be the same as the number constituting the initial Board of Directors set forth in the Articles of Incorporation. Unless sooner removed in accordance with these Bylaws, each director shall hold office until the next annual meeting of the shareholders, or special meeting held for the purpose of electing directors, and until such director's successor shall have been elected and qualified. Directors need not be residents of the State of Texas or shareholders of the Corporation.

     Section 2.  Vacancies.  Any vacancy occurring in the Board of Directors may
     ---------   ---------
be filled by the affirmative vote of a majority of the remaining directors, through less than a quorum of the entire Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of

Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose.

     Section 3.  Place of Meeting.  Meetings of the Board of Directors may be
     ---------   ----------------
held either within or without the State of Texas, at whatever place is specified by the officer calling the meeting. In the absence of specific designation, the meetings shall be held at the principal office of the Corporation.

     Section 4.  Annual and Regular Meetings.  Unless otherwise determined by
     ---------   ---------------------------
the Board of Directors, the annual meeting of the Board of Directors shall be held without other notice than these Bylaws immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide by resolution the time, date, and place for the holding of additional regular meetings without other notice than such resolution.

     Section 5.  Special Meetings.  Special meetings of the Board of Directors
     ---------   ----------------
may be held at any time upon the call of the President (or the Chairman of the Board or the Chief Executive Officer, if such officers have been elected), or any two directors of the Corporation, or, if there is only one director, by such director. Notice shall be sent in writing by mail, facsimile, telegram, or other reasonable means of written communication to the last known address of each director at least forty eight hours before the meeting. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 6.  Quorum.  A majority of the number of directors fixed by or in
     ---------   ------
the manner provided in these Bylaws shall constitute a quorum for the transaction of business, but a smaller number may adjourn the meeting from time to time until they can secure the attendance of a quorum. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any regular or special directors' meeting may be adjourned from time to time by those present, whether a quorum is present or not.

     Section 7.  Compensation.  By resolution of the Board of Directors, the
     ---------   ------------
directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 8.  Removal.  At any meeting of the shareholders called expressly
     ---------   -------
for that purpose, any director or the entire Board of Directors may be removed from office, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors; provided that, if shareholders have the right to cumulate votes for the election of directors, of less than the entire Board is to be removed, no director may be removed if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at any election of the entire Board of Directors, or if there be classes of directors, at an election of the class of directors of which such director is a part; and any vacancy or vacancies in the Board resulting therefrom may be filled by the remaining directors, though less than a quorum, or by the shareholders, whichever shall first act thereon.

     Section 9.  Conduct of Meetings.  All meetings of Directors shall be
     ---------   -------------------
presided over by the Chairman of the Board, if there shall be such an officer, or in the Chairman of the Board's absence, by the Chief Executive Officer, if there shall be such an officer, or in the Chairman of the Board's absence, by the Chief Executive Officer, if there shall be such an officer, or in the Chief Executive Officer's absence, by the President, or, if the President is not present, by any director chosen by a majority of the directors present. The Secretary or, if the Secretary is not present, a person designated by the chairman, shall act as secretary of the meeting. The chairman of any meeting shall determine the order of business and the procedure at the meting, including such regulation of the manner of voting and the conduct of discussion as the chairman may deem appropriate. Unless the chairman of the meeting shall otherwise determine, the precedence of, and procedure on, motions and other procedural matters at the meeting shall be governed by Robert's Rules of Order insofar as those rules are not inconsistent with law, with the Corporation's Articles of Incorporation, or with these Bylaws.


                                 ARTICLE FOUR
                                 ------------

                                   Officers
                                   --------

     Section 1.  Officers.  The officers of the Corporation shall be elected by
     ---------   --------
the Board of Directors and shall, at a minimum, consist of a President and a Secretary. The Board of Directors may elect such other officers, including, without limitation, a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Vice President or Vice Presidents, a Treasurer, and Assistant Secretaries and Assistant Treasurers, and appoint such agents, as it may deem necessary and appropriate. All officers shall, unless otherwise removed by the Board of Directors, hold office until their successors are elected and qualified or until such officer's death or until such officer shall resign or shall have been removed from office in the manner hereinafter provided. Any two or more offices may be held by the same person. The salaries and other compensation of the officers shall be determined in the manner provided by the Board of Directors, and may be altered in the manner provided by the Board of Directors, and may be altered in the manner provided by the Board of Directors from time to time, except as otherwise provided by contract.

     Section 2.  Vacancies.  Whenever any vacancies shall occur in any office by
     ---------   ---------
death, resignation, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until such officer's successor is chosen and qualified, or until such officer's death, resignation, or removal from office in the manner hereinafter provided.

     Section 3.  Removal.  Any officer or agent elected or appointed by the
     ---------   -------
Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 4.  Power and Duties of Officers.  The officers shall perform the
     ---------   ----------------------------
duties and exercise the powers expressly conferred or provided for in these Bylaws, as well as the usual duties and powers incident to such officers, respectively, and such other duties and powers as may be assigned to them by the Board of Directors or by the President.

     Section 5.  Chairman of the Board.  The Chairman of the Board, if there
     ---------   ---------------------
shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and the shareholders and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman of the Board by the Board of Directors.

     Section 6.  President.  Subject to the supervisory powers, if any, that may
     ---------   ---------
be given by the Board of Directors to the Chairman of the Board or to the Chief Executive Officer, if there be such officers, the President shall be the principal executive officer of the Corporation, and subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the Corporation. The President may sign certificates for shares of the Corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed and executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 7.  Vice President.  Each Vice President, if there shall be such an
     ---------   --------------
officer, shall perform such duties and have such powers as may from time to time be prescribed by the Board of Directors or be delegated to such Vice-President by the President or Chairman of the Board or the Chief Executive Officer (if any). Vice Presidents may be given special designations such as "Senior Vice President," "Executive Vice President," "Vice President - Finance," or any other designation deemed appropriate by the Board of Directors.

     Section 8.  Secretary.  It shall be the duty of the Secretary to send any
     ---------   ---------
and all required notices of and, unless otherwise prescribed by the Board of Directors, to attend all meetings of the shareholders and Board of Directors and record correctly the proceedings of such meeting in a book suitable for that purpose. It shall also be the duty of the Secretary to attest with the Secretary's signature and the seal of the Corporation all stock certificates issued by the Corporation and to keep a stock transfer book in which shall be correctly recorded all transactions pertaining to the capital stock of the Corporation. The Secretary shall also attest with the Secretary's signature and the seal of the Corporation any instruments requiring the seal of the Corporation. The person holding the office of Secretary shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to the Secretary by the Chairman of the Board or the Chief Executive Officer (if any), or the President. The duties of the Secretary may also be performed by any Assistant Secretary.

     Section 9.  Treasurer.  The Treasurer, if there shall be such an officer,
     ---------   ---------
shall keep such moneys of the Corporation as may be entrusted to the Treasurer's keeping and account for the same. The Treasurer shall be prepared at all times to give information as to the condition of the Corporation and shall make a detailed annual report of the entire business and financial condition of the Corporation. The person holding the office of Treasurer shall also perform, under the direction and subject to the control of the Board of Directors, such other duties as may be assigned to the Treasurer by the Chairman of the Board or the Chief Executive Officer (if any), or the President. The duties of the Treasurer may also be performed by any Assistant Treasurer.

     Section 10. Additional Officers and Titles.  In addition to the officers
     ----------  ------------------------------
designated in Sections 5 through 9 of this Article IV, the Board of Directors may designate and appoint additional officers or give officers additional titles indicative of their managerial responsibilities within the Corporation. The officer of the Corporation chiefly responsible for corporate policy-making and the general supervision and direction of the Corporation's business may, in addition to such officer's other title or titles, if any, be designated the "Chief Executive Officer." The officer of the Corporation charged with supervision and management of the daily operations of the Corporation may, in addition to such officer's other title or titles, if any, be designated the "Chief Operating Officer." The officer of the Corporation chiefly responsible for the finances, securities, and accounting systems of the Corporation may, in addition to such officer's other title or titles, if any, be designated the "Chief Financial Officer." The Board of Directors may give officers of the Corporation such other additional titles and designations as it shall deem appropriate.

     Section 11.  Securities of Other Corporations.  Any officer of the
     ----------   --------------------------------
Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

     Section 12.  Delegation of Authority.  In the case of any absence of any
     ----------   -----------------------
officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, shareholder, or agent for whatever period of time seems appropriate, providing that a majority of the entire Board of Directors concurs therein.

                                 ARTICLE FIVE
                                 ------------

                                  Committees
                                  ----------

     Section 1.   Committees of Directors.  The Board of Directors may by
     ---------    -----------------------
resolution designate and appoint one or more committees, each of which shall consist of two or more directors, which committees, to the extent provided in such resolution, shall exercise the authority of the Board of Directors in the management of the Corporation. However, no such committee shall have the authority of the Board of Directors in reference to amending, altering, or repealing these Bylaws; electing, appointing, or removing any member of any such committee or any director or officer of the Corporation; amending the Articles of Incorporation; adopting a plan of merger or adopting a plan of consolidation with another corporation; authorizing the sale, lease, or exchange of all or substantially all of the property or assets of the Corporation; authorizing the voluntary dissolution of the Corporation or revoking proceedings therefor; adopting a plan for the distribution of the Assets of the Corporation; or amending, altering, or repealing any resolution of the Board of Directors which by its terms provides that it shall not be amended, altered, or repealed by such committee. The designation and appointment of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any individual director, of any responsibility imposed on it or such director by law.

     Section 2.   Other Committees.  Other committees not having and exercising
     ---------    ----------------
the authority of the Board of Directors in the management of the Corporation may be designated by resolution adopted by the Board of Directors. Except as otherwise provided in such resolution, the President of the Corporation shall appoint the members thereof. Any members thereof may be removed by the person or persons authorized to appoint such member whenever in their judgment the best interests of the Corporation shall be served by such removal.

     Section 3.  Term of Office.  Each member of a committee shall continue as
     ---------   --------------
such until the next annual meeting of the Board of Directors, and until such member's successor is appointed, unless the committee shall be sooner terminated, or unless such member be removed from such committee, or unless such member shall cease to qualify as a member thereof.

     Section 4.  Chairman.  One member of each committee shall be appointed
     ---------   --------
chairman by the person or persons authorized to appoint the members thereof.

     Section 5.  Vacancies.  Vacancies in the membership of any committee may be
     ---------   ---------
filled by appointments made in the same manner as provided in the case of the original appointments.

     Section 6.  Quorum.  Unless otherwise provided in the resolution of the
     ---------   ------
Board of Directors designating a committee, a majority of the whole committee shall constitute a quorum and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee.

     Section 7.  Rules.  Each committee may adopt rules for its own governance
     ---------   -----
not inconsistent with these Bylaws or with rules adopted by the Board of Directors.

                                  ARTICLE SIX
                                  -----------

                           Miscellaneous Provisions
                           ------------------------

     Section 1.  Amendments.  The Board of Directors shall have the power to
     ---------   ----------
amend or repeal these Bylaws or adopt new Bylaws, unless any provision of these Bylaws expressly provides, or unless the shareholders in amending, repealing, or adopting a new Bylaw expressly provide, that only the shareholders may amend or repeal that Bylaw.

     Section 2.  Waiver.  Whenever, under the provisions of any law, the
     ---------   ------
Articles of Incorporation or amendments thereto, or these Bylaws, any notice is required to be given to any shareholders, director or committee member, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Moreover, attendance at any meeting by a shareholder or director shall constitute a waiver of notice of such meeting by such shareholder or director unless such individual attends the meeting for the specific purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

     Section 3.  Resignations.  Any director or officer may resign at any time.
     ---------   ------------
Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Board of Directors, the President, or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     Section 4.  Seal.  The seal of the Corporation may be such as from time to
     ---------   ----
time may be approved by the Board of Directors, but the use of a seal shall not be essential to the validity of any agreement entered into by the Corporation, unless otherwise provided by law.

     Section 5.  Fiscal Year.  The fiscal year of the Corporation shall be
     ---------   -----------
determined by resolution of the Board of Directors.

                              Adopted by the Board of Directors
                              on ______________, 2000.



                              By:__________________________________
                                  Jana Mitcham, Secretary